AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                           PACIFIC VISION GROUP, INC.


                                       AND


                           WINNERNET INDUSTRIES, INC.










                               DATED JUNE 13, 2000
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                                TABLE OF CONTENTS


                                ARTICLE I MERGER

1.01  THE MERGER...............................................................1
1.02  EFFECT OF THE MERGER.....................................................1
1.03  EFFECTIVE TIME...........................................................2
1.04  CLOSING..................................................................2
1.05  CONSTITUTIONAL DOCUMENTS, DIRECTORS AND OFFICERS.........................2
1.06  PRINCIPAL OFFICE.........................................................3
1.07  CONVERSION OF SECURITIES.................................................3
1.08  TAX CONSEQUENCES; ACCOUNTING TREATMENT...................................4
1.09  TAKING OF NECESSARY ACTION; FURTHER ACTION...............................4

                ARTICLE II REPRESENTATIONS AND WARRANTIES OF WNNI

2.01  ORGANIZATION; QUALIFICATION; SUBSIDIARIES................................4
2.02  AUTHORITY................................................................5
2.03  CAPITALIZATION...........................................................5
2.04  WNNI COMMON STOCK........................................................6
2.05  ABSENCE OF LITIGATION....................................................6
2.06  NO OTHER DEFAULT.........................................................6
2.07  CORPORATE DOCUMENTS......................................................6
2.08  TAX AND OTHER LIABILITIES................................................7
2.09  PROPERTIES...............................................................7
2.10  CONTRACTS AND OTHER INSTRUMENTS..........................................7
2.11  EMPLOYEES................................................................7
2.12  PRE CLOSING ACTIVITY.....................................................7
2.13  CERTIFICATE..............................................................8
2.14  FINANCIAL STATEMENTS AND CONDITION.......................................8
2.15  BOARD ACTION.............................................................8
2.16  STOCKHOLDER VOTE REQUIRED................................................8
2.17  BOARD APPROVAL...........................................................8

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                ARTICLE III REPRESENTATIONS AND WARRANTIES OF PVG

3.01  ORGANIZATION; QUALIFICATION; SUBSIDIARIES................................9
3.02  AUTHORITY................................................................9
3.03  CAPITALIZATION...........................................................9
3.04  ABSENCE OF LITIGATION...................................................10
3.05  NO OTHER DEFAULT........................................................10
3.06  CORPORATE DOCUMENTS.....................................................11
3.07  TAX AND OTHER LIABILITIES...............................................11
3.08  PROPERTIES..............................................................11
3.09  CONTRACTS AND OTHER INSTRUMENTS.........................................11
3.10  PRE CLOSING ACTIVITY....................................................11
3.11  CERTIFICATE.............................................................12
3.12  FINANCIAL STATEMENTS AND CONDITION......................................12
3.13  BOARD ACTION............................................................12
3.14  STOCKHOLDER VOTE REQUIRED...............................................12
3.15  BOARD APPROVAL..........................................................12
3.16  ACQUISITION FOR INVESTMENT PURPOSES ONLY................................12

                    ARTICLE IV COVENANTS AND OTHER AGREEMENTS

4.01  CONDUCT OF BUSINESS OF WNNI.............................................13
4.02  TRANSACTION COSTS AND EXPENSES..........................................14
4.03  SUBSEQUENT EVENTS.......................................................14
4.04  INDEMNITY...............................................................14
4.05  RELATED AGREEMENTS......................................................15
4.06  ACCESS TO INFORMATION; CONFIDENTIALITY..................................15
4.07  CONSENTS................................................................16
4.08  FORM 10-SB REGISTRATION STATEMENT.......................................16
4.09  STATE SECURITIES LAW COMPLIANCE.........................................16
4.10  BOARD OF DIRECTORS......................................................16

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                              ARTICLE V CONDITIONS

5.01  CONDITIONS TO THE OBLIGATION TO EFFECT THE MERGER.......................17
5.02  WNNI'S OBLIGATIONS AT CLOSING...........................................17
5.03  PVG'S OBLIGATIONS AT CLOSING............................................19

                  ARTICLE VI TERMINATION, AMENDMENT AND WAIVER

6.01  TERMINATION.............................................................20
6.02  TERMINATION PROCEDURES..................................................21
6.03  EFFECT OF TERMINATION...................................................21

                            ARTICLE VII MISCELLANEOUS

7.01  BROKERAGE FEES..........................................................21
7.02  FURTHER ACTIONS.........................................................21
7.03  SURVIVAL................................................................21
7.04  MODIFICATION............................................................22
7.05  NOTICES.................................................................22
7.06  WAIVER..................................................................22
7.07  BINDING EFFECT..........................................................22
7.08  NO THIRD-PARTY BENEFICIARIES............................................23
7.09  SEVERABILITY AND REFORMATION............................................23
7.10  HEADINGS................................................................23
7.11  GOVERNING LAW...........................................................23
7.12  SEPARATE COUNTERPARTS...................................................23
7.13  INCORPORATION OF RECITALS, EXHIBITS AND SCHEDULES.......................23
7.14  ARBITRATION.............................................................23

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                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is entered into as of the 13 day of June, 2000, by and between Pacific Vision Group, Inc., a Delaware corporation ("PVG"), and Winnernet Industries, Inc., a Nevada corporation ("WNNI").

     WHEREAS, PVG is authorized to issue up to 30,000,000 shares of common stock, $.002 par value ("PVG Common Stock"), of which 10,000,000 shares are issued and outstanding; and

     WHEREAS, WNNI is authorized to issue up to 100,000,000 shares of common stock, $.001 par value ("WNNI Common Stock"), of which 4,500,000 shares are issued and outstanding; and

     WHEREAS, PVG AND WNNI have agreed to the merger described in Article I hereof (the "Merger"); and

     WHEREAS, the respective boards of directors of PVG and WNNI have determined that it is advisable to consummate the Merger, as a result of which all of the outstanding PVG Common Stock will be converted into WNNI Common Stock and PVG will be merged with and into WNNI, on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Boards of Directors of WNNI and PVG have submitted this Agreement to their respective stockholders for approval as required by the corporate law of their respective states of incorporation.

     NOW   THEREFORE,   in   consideration   of  the  premises  and  the  mutual
representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                     MERGER

     1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Revised Statutes of the state of Nevada, PVG shall be merged with and into WNNI at the Effective Time (as defined in Section 1.03). As of the Effective Time, the separate corporate existence of PVG shall cease and WNNI shall continue as the surviving corporation (the "Surviving Corporation"), under the new name of "Pacific Vision Group, Inc." and shall succeed to and assume all the rights and obligations of PVG in accordance with the Nevada Revised Statutes.

     1.02 EFFECT OF THE MERGER. The Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of PVG and WNNI (collectively, the "Constituent Corporations"), and all property, real, personal and mixed, and all debts due on

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whatever  account,  including  subscriptions to shares,  and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed and the Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations.

     1.03 EFFECTIVE TIME. The Merger contemplated by this Agreement shall be effective on the date and time that the Articles of Merger is filed with and accepted by the Secretary of State of Nevada in accordance with applicable law, unless a later time is expressly provided for in such articles (the "Effective Time").

     1.04 CLOSING. Subject to the satisfaction or waiver of the last of the conditions set forth in Article V hereof, the consummation of the transactions contemplated by this Agreement (the "Closing"), will take place at 10:00 a.m. on June 13, 2000, at the law offices of Squire, Sanders & Dempsey L.L.P., 40 North Central Avenue, Phoenix, Arizona, 85004, or at such other time and place as the parties to this Agreement shall agree (the "Closing Date"). Subject to the terms and conditions of this Agreement, on the Closing Date: (a) the parties hereto shall each deliver to the other the documents, agreements, payments and consideration required to be delivered to the other party hereto as herein expressly provided; and (b) the Constituent Corporations shall execute two originals of Articles of Merger in the forms required for filing with the Secretary of State of Nevada and the Secretary of State of Delaware
(collectively, the "Articles of Merger"), which Articles of Merger shall be filed by the parties with the Secretary of State of Nevada and the Secretary of State of Delaware immediately after execution on the Closing Date. Subsequent to the Closing, the parties hereto shall thereafter execute, acknowledge, deliver and/or record such other and further instruments, documents or certificates and/or take and perform such other and further actions as may be required to effect and implement the Merger.

     1.05 CONSTITUTIONAL DOCUMENTS, DIRECTORS AND OFFICERS. On and as of the Effective Time:

          (a) The articles of incorporation of WNNI, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its articles of incorporation until amended as provided therein and under the applicable law;

          (b) The bylaws of WNNI, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its bylaws until amended as provided therein and under the applicable law;

          (c) The officers of the Surviving Corporation from and after the Effective Time until their successors are duly elected and qualified shall be as follows:

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          Barry Chen            Chairman and President
          William T. Selby      Executive Vice President
          Joe Collins           Chief Operating Officer and Vice President
          Philip Liu            Chief Financial Officer and Vice President
          Ali Dahi              Chief Technical Officer and Vice President

          (d) At or prior to the Effective Time, the number of directors to serve on the Board of Directors of the Surviving Corporation initially shall be five (as such number may be modified in accordance with the Surviving Corporation's articles of incorporation and bylaws) initially consisting of Barry Chen, Joe Collins, Philip Liu, Zhou Keqing and Susan Chan.

     1.06 PRINCIPAL OFFICE. The principal office of the Surviving Corporation the as of the Effective Time shall be 9540 Waples Street, Suite E, San Diego, California 92121.

     1.07 CONVERSION OF SECURITIES. As of the Effective Time, the shares of PVG Common Stock shall be converted and exchanged into shares of WNNI Common Stock and cash consideration in the following manner:

          (a) Each issued and outstanding share of PVG Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged into 1.05 fully paid and non-assessable shares of WNNI Common Stock (such exchange and issuance being equal to 10,500,000 WNNI restricted shares to represent control of the then total of 15,000,000 outstanding shares of WNNI);

          (b) After the Effective Time, each holder, other than a Dissenting Stockholder (as defined below), of an outstanding certificate, which prior to the Effective Time represented shares of PVG Common Stock, shall surrender such certificate (a "PVG Certificate"), to WNNI, and such holder shall be entitled upon such surrender to receive in exchange therefore a certificate for that number of shares of WNNI Common Stock which such holder is entitled to receive under Section 1.07(a) of this Agreement. Until surrendered as contemplated by this Section 1.07(b), each PVG Certificate representing shares of PVG Common Stock shall be deemed at all times after the Effective Time to represent and evidence (for all corporate purposes) that number of shares of WNNI Common Stock into which the shares of PVG Common Stock theretofore represented by such PVG Certificate shall have been converted pursuant to Section 1.07(a) of this Agreement. From and after the Effective Time, the sole rights of the holders of PVG Certificates representing shares of PVG Common Stock shall be those to which they are entitled as owners of WNNI Common Stock into which the shares of PVG Common Stock evidenced by such PVG Certificates have been converted as herein provided;

          (c) Upon the issuance of the WNNI Common Stock to the stockholders of PVG as herein provided in exchange for their shares of PVG Common Stock, there shall be credited to the capital accounts of WNNI an amount equal to the fair market value of the shares of WNNI Common Stock so issued, and of the amount so credited, the portion thereof in excess of the aggregate par value thereof shall be credited to the capital surplus account; and

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          (d)  Notwithstanding  anything in this Agreement to the contrary,  any issued and outstanding shares of PVG Common Stock held by a person who complies with all of the provisions of Delaware law concerning the rights of holders of PVG Common Stock to object to the Merger and require appraisal of their shares ("Dissenting Shares" and "Dissenting Stockholders," as the case may be) shall not be converted as described in Section 1.07(a) of this Agreement but shall instead entitle the holder thereof to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Delaware law. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal pursuant to Delaware law, each of such Dissenting Stockholder's shares of PVG Common Stock shall be deemed to be converted as of the Effective Time into the WNNI Common Stock specified in Section 1.07(a) of this Agreement.

     1.08 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.09 TAKING OF NECESSARY ACTION; FURTHER ACTION. PVG, on the one hand, and WNNI, on the other hand, shall use all reasonable efforts to take all such action (including specifically, but without limitation, action to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such actions.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF WNNI

     In order to induce PVG to execute and perform this Agreement, WNNI does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be and are hereby deemed to be continuing and survive the execution and delivery of this Agreement, the Closing and the Effective Time) as follows:

     2.01 ORGANIZATION; QUALIFICATION; SUBSIDIARIES.

          (a) WNNI is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, with all requisite power and authority to own, lease, license, and operate its properties and assets and to carry on its business as now conducted and presently proposed to be conducted and to perform its obligations under all contracts, instruments, notes or other binding commitments to which it is or may become a party or by which it is or its assets are or may become bound. WNNI is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

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          (b)  WNNI has  furnished  to PVG its  articles  of  incorporation  and bylaws, as presently in effect, certified by the Secretary of WNNI. WNNI is not in material violation or breach of, or in default with respect to, any term of its articles of incorporation or bylaws.

          (c) WNNI does not own, beneficially or otherwise, any stock or other equity interest, partnership interest, joint venture interest or any other security issued by any other corporation, organization or entity, and WNNI has not agreed and is not obligated to make any future investment in or capital contribution to any such corporation, organization or entity.

     2.02 AUTHORITY. WNNI has all requisite power and authority to execute, deliver, and perform this Agreement and to carry out its obligations hereunder. All necessary corporate proceedings of WNNI have been or as of the Effective Time will have been duly taken to authorize the execution, delivery, and performance of this Agreement by WNNI. This Agreement has been duly authorized, executed, and delivered by WNNI, constitutes the legal, valid, and binding obligation of WNNI, and is enforceable as to WNNI in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies. Except for the provisions of the Nevada Revised Statutes governing the filing of the Articles of Merger, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by WNNI for the execution, delivery, or performance of this Agreement by WNNI.

     2.03 CAPITALIZATION

          (a) The authorized capital stock of WNNI consists of 100,000,000 shares of Common Stock of which 4,500,000 shares were issued and outstanding as of the date hereof. All of the issued and outstanding shares of WNNI Common Stock are duly authorized, validly issued, fully paid, and non-assessable.

          (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of WNNI; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of WNNI; (iii) contract or agreement under which WNNI is or may become obligated to sell or otherwise issue any shares or its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any person or entity to the effect that such person or entity is entitled to acquire or receive any shares of capital stock or other securities of WNNI.

          (c) All outstanding shares of WNNI Common Stock have been issued and granted in compliance with all applicable securities laws and other applicable laws and regulations.

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          (d) WNNI is not  under  any  obligation  to  register  under  the U.S.
Securities Act of 1933, as amended (the "Act"), any of its presently outstanding securities or any securities that may be subsequently issued, and no person or entity holds any right to participate in new issuances of securities by WNNI.

     2.04 WNNI COMMON STOCK. All of the shares of WNNI Common Stock to be issued by WNNI pursuant to this Agreement shall be, and are hereby deemed to be duly and validly authorized and, when issued to the stockholders of PVG in exchange for their PVG Common Stock, duly and validly issued, fully paid and non-assessable.

     2.05 ABSENCE OF LITIGATION. There is no action, lawsuit, claim, proceeding, order or investigation of any kind or nature pending or threatened against WNNI or otherwise effecting any of its properties or assets, or that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any other transactions contemplated by this Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or that could reasonably be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of WNNI and there is no basis known to WNNI for any of the foregoing. There is no order, writ, injunction, judgment or decree to which WNNI or any of the assets owned or used by WNNI is subject.

     2.06 NO OTHER DEFAULT. The execution and delivery of this Agreement and the other agreements referred to herein, and the consummation of the transactions contemplated hereunder will not conflict with or violate or require any consent under and will not result in any breach or termination of (i) articles of incorporation or bylaws of WNNI, (ii) any resolution adopted by WNNI's stockholders, board of directors, or any committee of such board of directors, or (iii) any other agreement to which WNNI is a party or by which its properties are subject or by which it is bound. WNNI is not in violation of, or in default under, (a) any term or provision of its constitutional documents; (b) any material term or provision or any financial covenant of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any or its properties or business is or may be bound or affected; or (c) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business. WNNI owns, possesses or has obtained all governmental and other licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents, and other authorizations are outstanding and in good standing, and there are no proceedings pending or threatened, or any basis therefore existing, seeking to cancel, terminate, or limit such licenses, permits, certifications, registrations, approvals, or consents or authorizations, or related to the breach or failure to comply of WNNI with any law, rule, regulation, judgment, order, or decree.

     2.07 CORPORATE DOCUMENTS. WNNI has furnished to PVG true, correct and complete copies of its articles of incorporation, bylaws, and minute book, and will furnish a certificate of good standing from the State of Nevada dated within ten (10) days of the Closing Date. The minute book contains a record,

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which is complete and accurate in all material respects, of all meetings and all corporate actions of the stockholders and board of directors of WNNI. WNNI is not in material violation or breach of, or in default with respect to, (a) any term of its constitutional documents or any agreement to which it is a party or by which its assets are bound, or (b) any law, rule, regulation, judgment, order, or decree of any governmental agency or court having jurisdiction over it or its assets.

     2.08 TAX AND OTHER LIABILITIES. WNNI has no liability of any nature, accrued, absolute or contingent, secured or unsecured, including, without limitation, liabilities to customers or suppliers, other than liabilities (if any) which are reflected on the WNNI Financial Statements (as defined in Section 2.14). Except for the liabilities included on the WNNI Financial Statements, as of the date of such WNNI Financial Statements, WNNI had no liabilities, either fixed or contingent, which would have been required to be recorded under GAAP as of such date, and no such liabilities, other than liabilities arising in the ordinary course of business and/or pursuant to this Agreement have accrued and/or will accrue between such date and the Effective Time. To the best of the knowledge of WNNI, after due investigation, each tax return heretofore filed by WNNI correctly and accurately reflects the amount of its tax liability thereunder.

     2.09 PROPERTIES. As of the Effective Time, WNNI will have good title to all properties and assets used in its business or owned by it free and clear of all liens, claims, mortgages, security interests, pledges, charges, and encumbrances.

     2.10 CONTRACTS AND OTHER INSTRUMENTS. WNNI is not a party to nor it or its assets bound by any agreement of any kind, nature, or description except as set forth in the WNNI Financial Statements. WNNI is not in breach or violation of or default under any contract or instrument to which WNNI is a party and/or by which its assets are bound; and no event has occurred which with the lapse of time or action by a third party could result in a breach or violation of or default by WNNI under any contract or other instrument to which PVG is a party or by which it or any of its assets are bound or affected, nor is there any court or regulatory order pending against or affecting WNNI and/or any of its assets. WNNI is not a party to any agreement performable in the future.

     2.11 EMPLOYEES. WNNI has no employees and no welfare benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) or otherwise of any kind, nature or description.

     2.12 PRE CLOSING ACTIVITY. WNNI shall not enter into or consummate any transactions prior to the Closing other than in the ordinary course of business and will pay no dividend, or increase the compensation of any officer, director, or employee and will not enter into any transaction or agreement which would adversely affect its financial condition. WNNI shall deliver to PVG at or prior to the Closing copies of any and all reports relating to the financial and/or business condition of WNNI that are created or published subsequent to the date hereof together with any reports or communications sent to the stockholders of WNNI subsequent to the date hereof.

     2.13 CERTIFICATE. The representations, warranties, covenants and agreements of WNNI contained in this Agreement, including, without limitation, those contained in this Article II, are true, accurate and correct in all respects as of the date hereof and shall be true, accurate and correct and complete, in all respects, as of the Closing.

     2.14 FINANCIAL STATEMENTS AND CONDITION.

          (a) WNNI has delivered to PVG a true, correct and complete copy of its audited financial statements for the period ended March 31, 2000 which includes a balance sheet, statement of income, statement of retained earnings, and statement of cash flows of WNNI (the "WNNI Financial Statements").

          (b) The WNNI Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied throughout the period involved, are true, correct and complete in all material respects, are in accordance with the books and records of WNNI, and fairly present (and will fairly present) together with the notes thereto, the financial position and results of operations of WNNI for the periods therein indicated.

          (c) Since the dates of the WNNI Financial Statements, there have not been, nor prior to the Closing will there be, any material adverse changes in the business or condition, financial or otherwise, of WNNI.

     2.15 BOARD ACTION. During the period from the date hereof until the Closing there shall not be taken an action by the Board of Directors of WNNI without the prior written consent of PVG in each instance.

     2.16 STOCKHOLDER VOTE REQUIRED. The affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of WNNI Common Stock (voting as a class) are the only votes of the holders of any class or series of WNNI's capital stock necessary to approve this Agreement and the Merger under applicable law.

     2.17 BOARD APPROVAL. The board of directors of WNNI has (i) approved the Merger and the execution of this Agreement, (ii) determined that the Merger is in the best interests of the stockholders of WNNI and is on terms that are fair to such stockholders, and (iii) recommended that holders of WNNI Common Stock vote in favor of this Agreement and the Merger, to the extent such Stockholder approval is required under applicable law.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF PVG

     In order to induce WNNI to execute and perform this Agreement, PVG does hereby represent, warrant, covenant, and agree (which representations, warranties, covenants, and agreements shall be and are hereby deemed to be continuing and survive the execution and delivery of this Agreement, the Closing, and the Effective Time) as follows:

     3.01 ORGANIZATION; QUALIFICATION; SUBSIDIARIES.

          (a) PVG is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite power and authority to own, lease, license, and operate its properties and assets and to carry on its business as now conducted and presently proposed to be conducted and to perform its obligations under all contracts, instruments, notes or other binding commitments to which it is or may become a party or by which it is or its assets are or may become bound. PVG is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

          (b) PVG has furnished to WNNI a copy of its articles of incorporation and bylaws, as presently in effect, certified by the Secretary of PVG. PVG is not in material violation or breach of, or in default with respect to, any term of its articles of incorporation or bylaws.

          (c) Except as set forth on Schedule 3.01(c), PVG does not own, beneficially or otherwise, any stock or other equity interest, partnership interest, joint venture interest or any other security issued by any other corporation, organization or entity, and PVG has not agreed and is not obligated to make any future investment in or capital contribution to any such corporation, organization or entity.

     3.02 AUTHORITY. PVG has all requisite power and authority to execute, deliver, and perform this Agreement and to carry out its obligations hereunder. All necessary corporate proceedings of PVG have been or as of the Effective Time will have been duly taken to authorize the execution, delivery, and performance of this Agreement by PVG. This Agreement has been duly authorized, executed, and delivered by PVG, constitutes the legal, valid, and binding obligation of PVG, and is enforceable as to PVG in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies. Except for the provisions of the General Corporation Law of the state of Delaware governing the filing of the Certificate of Merger, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by PVG for the execution, delivery, or performance of this Agreement by PVG.

     3.03 CAPITALIZATION

          (a) The authorized capital stock of PVG consists of 30,000,000 shares of Common Stock of which 10,000,000 shares were issued and outstanding as of the date hereof. All of the issued and outstanding shares of PVG Common Stock are duly authorized, validly issued, fully paid, and non-assessable.

          (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of PVG; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of PVG; (iii) contract or agreement under which PVG is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any person or entity to the effect that such person or entity is entitled to acquire or receive any shares of capital stock or other securities of PVG.

          (c) All outstanding shares of PVG Common Stock have been issued and granted in compliance with all applicable securities laws and other applicable laws and regulations.

          (d) PVG is not under any obligation to register under the Act any of its presently outstanding securities or any securities that may be subsequently issued, and no person or entity holds any right to participate in new issuances of securities by PVG.

     3.04 ABSENCE OF LITIGATION. There is no action, lawsuit, claim proceeding, order, or investigation of any kind or nature pending or threatened against PVG or otherwise effecting any of its properties or assets, or that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any other transactions contemplated by this Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or that could reasonably be expected to have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of PVG and there is no basis known to PVG for any of the foregoing. There is no order, writ, injunction, judgment, or decree to which PVG or any of the assets owned or used by PVG is subject.

     3.05 NO OTHER DEFAULT. The execution and delivery of this Agreement and the other agreements referred to herein, and the consummation of the transactions contemplated hereunder will not conflict with or violate or require any consent under and will not result in any breach or termination of (i) the articles of incorporation or bylaws of PVG, (ii) any resolution adopted by PVG's stockholders, board of directors, or any committee of such board of directors, or (iii) any other agreement to which PVG is a party or by which its properties are subject or by which it is bound. PVG is not in violation of, or in default under, (a) any term or provision of its constitutional documents; (b) any material term or provision or any financial covenant of any indenture, mortgage, contract, commitment, or other agreement or instrument to which it is a party or by which it or any or its properties or business is or may be bound or affected; or (c) any existing applicable law, rule, regulation, judgment, order, or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business. PVG owns, possesses, or has obtained all governmental and other licenses, permits, certifications, registrations, approvals, or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents, and other authorizations are outstanding and in good standing, and there are no proceedings pending or threatened, or any basis therefore existing, seeking to cancel, terminate, or limit such licenses, permits, certifications, registrations, approvals, or consents or authorizations, or related to the breach or failure to comply of PVG with any law, rule, regulation, judgment, order, or decree.

     3.06 CORPORATE DOCUMENTS. PVG has furnished to WNNI true, correct and complete copies of its articles of incorporation, bylaws, and minute book, and will furnish a certificate of good standing from the state of Delaware dated within ten (10) days of the Closing Date. The minute book contains a record, which is complete and accurate in all material respects, of all meetings and all corporate actions of the stockholders and board of directors of PVG. PVG is not in material violation or breach of, or in default with respect to, (a) any term of its constitutional documents or any agreement to which it is a party or by which its assets are bound, or (b) any law, rule, regulation, judgment, order, or decree of any governmental agency or court having jurisdiction over it or its assets.

     3.07  TAX AND  OTHER  LIABILITIES.  PVG  has no  liability  of any  nature, accrued, absolute or contingent, secured or unsecured, including, without limitation, liabilities to customers or suppliers, other than liabilities (if any) which are reflected on the PVG Financial Statements (as defined in Section 3.12). Except for the liabilities included on the PVG Financial Statements, as of the date of such PVG Financial Statements, PVG had no liabilities, either fixed or contingent, which would have been required to be recorded under GAAP as of such date, and no such liabilities, other than liabilities arising in the ordinary course of business and/or pursuant to this Agreement have accrued and/or will accrue between such date and the Effective Time. To the best of the knowledge of PVG, after due investigation, each tax return heretofore filed by PVG correctly and accurately reflects the amount of its tax liability thereunder.

     3.08 PROPERTIES. As of the Effective Time, PVG will have good title to all properties and assets used in its business or owned by it free and clear of all liens, claims, mortgages, security interests, pledges, charges, and encumbrances.

     3.09 CONTRACTS AND OTHER INSTRUMENTS. PVG is not a party to nor it or its assets bound by any agreement of any kind, nature, or description except as set forth in the PVG Financial Statements. PVG is not in breach or violation of or default under any contract or instrument to which PVG is a party and/or by which its assets are bound; and no event has occurred which with the lapse of time or action by a third party could result in a breach or violation of or default by PVG under any contract or other instrument to which WNNI is a party or by which it or any of its assets are bound or affected, nor is there any court or regulatory order pending against or affecting PVG and/or any of its assets. PVG is not a party to any agreement performable in the future.

     3.10 PRE CLOSING ACTIVITY. PVG shall not enter into or consummate any transactions prior to the Closing other than in the ordinary course of business and will pay no dividend, or increase the compensation of any officer, director, or employee and will not enter into any transaction or agreement which would adversely affect its financial condition. PVG shall deliver to WNNI at or prior to the Closing copies of any and all reports relating to the financial and/or business condition of PVG that are created or published subsequent to the date hereof together with any reports or communications sent to the stockholders of PVG subsequent to the date hereof.

     3.11 CERTIFICATE. The representations, warranties, covenants, and agreements of PVG contained in this Agreement, including, without limitation, those contained in this Article III, are true, accurate and correct in all respects as of the date hereof and shall be true, accurate and correct and complete, in all respects, as of the Closing.

     3.12 FINANCIAL STATEMENTS AND CONDITION.

          (a) PVG has delivered to WNNI a true, correct and complete copy of its audited financial statements for the period ended December 31, 1999 which includes a balance sheet, statement of income, statement of retained earnings, and statement of cash flows of PVG (the "PVG Financial Statements").

          (b) The PVG Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the period involved, are true, correct and complete in all material respects, are in accordance with the books and records of PVG and fairly present (and will fairly present) together with the notes thereto, the financial position and results of operations of PVG for the periods therein indicated.

          (c) Since the dates of the PVG Financial Statements, there have not been, nor prior to the Closing will there be, any material adverse changes in the business or condition, financial or otherwise, of PVG.

     3.13 BOARD ACTION. During the period from the date hereof until the Closing there shall not be taken an action by the Board of Directors of PVG without the prior written consent of WNNI in each instance.

     3.14 STOCKHOLDER VOTE REQUIRED. The affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of PVG Common Stock (voting as a class) are the only votes of the holders of any class or series of PVG's capital stock necessary to approve this Agreement and the Merger under applicable law.

     3.15 BOARD APPROVAL. The board of directors of PVG has (i) approved the Merger and the execution of this Agreement, (ii) determined that the Merger is in the best interests of the stockholders of PVG and is on terms that are fair to such stockholders, and (iii) recommended that holders of PVG Common Stock vote in favor of this Agreement and the Merger, to the extent such Stockholder approval is required under applicable law.

     3.16 ACQUISITION FOR INVESTMENT PURPOSES ONLY. The stockholders of PVG are acquiring the WNNI Common Stock as a result of the Merger for investment purposes only and not with the view to the resale or distribution thereof. Each of the stockholders of PVG is an "accredited investor" under the regulations promulgated under the Act or otherwise meets one of the definitions for persons entitled to acquire unregistered securities pursuant to an exemption from registration under the Act. Neither PVG nor its stockholders have received and/or relied upon any representations or warranties from WNNI other than those contained in this Agreement and the attached schedules or exhibits hereto. PVG represents and warrants that it and its stockholders have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in WNNI Common Stock. PVG and its stockholders understand and acknowledge that the WNNI Common Stock has not been registered under the Act or under any state securities act and are being issued to the stockholders of PVG pursuant to an exemption from registration under the Act. The reliance by WNNI upon such exemption is predicated upon the representations and warranties of PVG contained herein. In this regard, PVG and its stockholders understand and agrees that there may be affixed to the certificates representing the shares of WNNI Common Stock acquired by the stockholders of PVG hereunder a legend advising of the unregistered, restricted nature of the shares.

                                   ARTICLE IV
                         COVENANTS AND OTHER AGREEMENTS

     4.01 CONDUCT OF BUSINESS OF WNNI. Except as herein expressly provided to the contrary or as otherwise agreed to in writing by PVG, during the period from the execution of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement as herein provided, WNNI will conduct its operations according to its ordinary and usual course of business and consistent with past practice. In this regard, except as expressly provided in this Agreement to the contrary or otherwise agreed to by PVG in writing or as required by law or agreement, WNNI will not, between the date of this Agreement and the earlier to occur of the Effective Time or the termination of this Agreement as herein provided:

          (a) Make or become obligated to make, any payment to any director, officer, employee, or agent;

          (b)  Declare  any   dividend  or  make  any  other   distribution   to
stockholders;

          (c) Incur any indebtedness for borrowed money except in the ordinary course of business;

          (d) Sell, lease, license, encumber or dispose of any material portion of its properties or assets except in the ordinary course of business;

          (e) Expend funds for any individual capital expenditure in excess of $1,000 or aggregate capital expenditures in excess of $5,000;

          (f) Issue any shares of capital stock, modify or reorganize its equity capitalization or grant any option or other right to acquire any shares of its capital stock;

          (g) Amend its articles of incorporation or bylaws;

          (h) Change its business, operations or financial condition, or the manner of managing or conducting its business and operations if such changes, if any, have a material adverse effect on such business, operations or financial condition, taken as a whole;

          (i) Change its accounting methods or practices (including, without limitation, any change in depreciation, amortization and/or good will policies or rates;

          (j) Incur any damage,  destruction  or loss (whether or not covered by
insurance)  which  materially  and  adversely  affects  its  assets,   business,
operations or financial condition;

          (k) Make any loan to any person or entity and/or issue any guaranty for or with respect to its own or another's obligations; or

          (l) Waive or release any right or claim.

     4.02 TRANSACTION COSTS AND EXPENSES. Each of the parties hereto shall pay its own respective costs incurred in connection with this transaction including, without limitation, all legal, accounting, auditing, and appraisal fees in negotiating and preparing this Agreement and in consummating, closing, and implementing the transactions contemplated hereby.

     4.03 SUBSEQUENT EVENTS. Each of the parties hereto shall promptly advise the other parties hereto, in writing of (a) the occurrence or failure of any event, condition, fact or circumstance which occurrence or failure would be likely to cause any representation or warranty of such party set forth herein to be untrue or inaccurate in any material respect at, or any time prior to, the Effective Time, and (b) the failure of such party to comply with or accomplish, in any material respect, any of the covenants, conditions, or agreements of such party set forth herein.

     4.04 INDEMNITY.

          (a) PVG does hereby agree to indemnify and hold harmless WNNI and its employees, officers, directors and successors against and in respect of any and all claims, suits, actions, proceedings (formal or informal), governmental
investigations,   judgments,   deficiencies,   set-offs,  damages,  settlements,
liabilities, and reasonable legal and other expenses (including reasonable attorneys fees and defense costs) as and when incurred arising out of or based upon any breach by PVG of any representation, warranty, covenant, or agreement of PVG contained in this Agreement;

          (b) WNNI does hereby agree to indemnify and hold harmless PVG and its employees, officers, directors and successors against and in respect of any and all claims, suits, actions, proceedings (formal or informal), governmental
investigations,   judgments,   deficiencies,   set-offs,  damages,  settlements,
liabilities, and reasonable legal and other expenses (including reasonable attorneys' fees and costs of defense) as and when incurred arising out of or based upon any breach by WNNI of any representation, warranty, covenant, or agreement of WNNI contained in this Agreement.

          (c) The parties' respective indemnity obligations hereunder shall be subject to the following terms, limitations and conditions:

               (i) A person claiming the right to indemnity  coverage under this
     Section 4.04 ("Indemnitee"), shall give the party from whom he or it seeks indemnity coverage ("Indemnitor"), prompt notice of the assertion of any indemnified claim on the basis of which an Indemnitee intends to seek indemnification from an Indemnitor as provided herein; provided, however, that the obligation of an Indemnitor shall be reduced for the failure to give timely notice at any particular time only to the extent that the Indemnitor has been actually prejudiced thereby;

               (ii) The Indemnitor shall have the duty to zealously and competently defend, with counsel selected by Indemnitor after consultation with the Indemnitee, any matter subject to indemnity coverage under subparagraphs (a) or (b) of this section and to pay all costs of such defense. In any case where Indemnitor's obligation to provide a zealous defense is compromised by conflict of interest between itself and an Indemnitee or between Indemnitees, the Indemnitor shall, upon the request of an Indemnitee, provide separate legal representation to obviate the conflict of interest. When Indemnitor has assumed the defense obligations of this section, Indemnitor shall have the right to settle the matter without the Indemnitees' consent, provided Indemnitor in fact commits sufficient funds to satisfy the settlement in full. In the event that an Indemnitor fails to defend as provided in this section, any Indemnitee shall have the right (but not the obligation) to select and be represented by counsel of its choice, to manage its own legal representation or defense and to settle any claim, debt or other indemnified matter hereunder, and the Indemnitor shall be liable to such Indemnitee for all costs, expenses, damages and settlements incurred by such Indemnitee;

               (iii) With respect to any claim for which an Indemnitor shall indemnify any Indemnitee, the Indemnitor shall be subrogated to all rights of any Indemnitee against any and all third parties up to the amount paid by Indemnitor to Indemnitees or set off by such indemnity against an Indemnitor; and

               (iv) No Indemnitor shall be liable for that portion of any claim for which an Indemnitee actually receives from any insurance, the defense, cost of defense or insurance proceeds covering such claim (the deductible pertaining to any such insurance shall not be considered to be insurance proceeds or cost of defense).

     4.05 RELATED AGREEMENTS. Each of the parties shall execute and deliver at Closing the related agreements, instruments and documents specified for delivery at Closing or the Effective Time in Sections 5.02 and 5.03 and elsewhere in this Agreement or in a related agreement to which each, respectively, is a party.

     4.06 ACCESS TO INFORMATION; CONFIDENTIALITY.

          (a) WNNI and its attorneys, accountants, consultants and representatives shall continue to have access to the books and records of PVG and such other information pertaining to the business and assets of PVG as WNNI shall reasonably request, and PVG and its attorneys, accountants, consultants and representatives shall continue to have access to the books and records of WNNI and such other information pertaining to the business and assets of WNNI as PVG shall reasonably request, and each of WNNI and PVG shall provide the other with reasonable access to its officers and other personnel.

          (b) Each party shall treat in confidence all documents, materials, and other information which it has and shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated by this Agreement (whether obtained before or after the date of this Agreement) and the preparation of this Agreement and other related documents. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) such party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (ii) is known to the public and did not become so known through any violation of a legal obligation, (iii) became known to the public through no fault of such party, (iv) is later lawfully acquired by such party from other sources, (v) is required to be disclosed under the provisions of any federal, state or local statute or regulation issued by a duly authorized agency, board or commission thereof, or
(vi) is required to be disclosed by a rule or order of any court of competent jurisdiction. Each party agrees, if it breaches any of the terms of this Section 4.06(b), it will consent to the issuance of a temporary and/or permanent injunction by any court of competent jurisdiction enjoining such party from continuing to breach the terms of this Section 4.06(b). In the event that this Agreement shall be terminated for any reason, the parties hereto shall, and shall cause their respective officers, directors, employees and agents to, promptly return any and all copies of all documents, materials and other information which are confidential, proprietary or otherwise relate to a trade secret of the other party which was received in connection with the negotiation of the transactions contemplated by this Agreement.

     4.07 CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all consents (if any) required to be obtained (pursuant to any applicable law, regulation, contract or agreement, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. WNNI shall (upon request) promptly deliver to PVG a copy of each such filing made, each such notice given and each such consent obtained by WNNI during the period subsequent to the date hereof and prior to the Effective Time; and the Company shall (upon request) promptly deliver to WNNI a copy of each such filing made, each such notice given and each such consent obtained by the Company during the period subsequent to the date hereof and prior to the Effective Time.

     4.08 FORM 10-SB REGISTRATION STATEMENT. The Surviving Corporation shall, at its sole expense, prepare and file with the Securities and Exchange Commission (the "SEC"), within ninety (90) days after the Effective Time, a registration statement on Form 10-SB under the Securities Exchange Act of 1934, as amended.

     4.09 STATE SECURITIES LAW COMPLIANCE. WNNI shall use commercially reasonable efforts to qualify, prior to the Effective Time, the WNNI Common Stock to be issued pursuant to the Merger under state "blue sky" laws of every jurisdiction of the United States in which (i) any registered Stockholder of PVG has an address on the records of PVG as of the date of this Agreement, and (ii) an exemption from the qualification requirements under such laws is unavailable with respect to the issuance of WNNI Common Stock in the Merger.

     4.10 BOARD OF DIRECTORS. Contemporaneously with the consummation of the Merger, persons designated by PVG pursuant to Section 1.05(d) shall be appointed to the Surviving Corporation's board of directors to serve until the first annual meeting of stockholders of the Surviving Corporation to occur following consummation of the Merger.

                                    ARTICLE V
                                   CONDITIONS

     5.01 CONDITIONS TO THE OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to consummate the Merger shall be subject to and conditioned upon the satisfaction at or prior to the Closing Date of the following conditions:

          (a) To the extent required by Nevada law and/or Delaware law or the party's articles of incorporation or bylaws, stockholder approval shall have been obtained;

          (b) No statute, rule, regulation executive order, decree, temporary restraining order, preliminary or permanent injunction, or other order issued by any court or competent jurisdiction or other governmental entity preventing the consummation of the Merger shall be in effect; provided that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered;

          (c) There shall not have occurred or been discovered any material breach or inaccuracy of any representation or warranty made by any other party in this Agreement, and there shall not have occurred any material breach of any covenant or obligation required by this Agreement or by law to have been performed by any other party prior to the Effective Time; and

          (d) Each party shall have received all documents and agreements required to be delivered to it at or before the Closing.

     5.02 WNNI'S OBLIGATIONS AT CLOSING. At the Closing, WNNI shall deliver or cause to be delivered to PVG, in form satisfactory to PVG, the following:

          (a) A true copy of the minutes of the meeting of the Board of Directors of WNNI approving this Agreement and Plan of Merger and the Merger, recommending the Agreement and Plan of Merger and Merger to the stockholders of WNNI and authorizing WNNI's execution, delivery and performance of this Agreement;

          (b) A true copy of the notice of stockholders meeting and proof of service thereof upon all WNNI stockholders of record in accordance with Nevada law together with the minutes of the stockholder's meeting evidencing stockholder approval of the Plan of Merger and the execution, delivery and performance of this Agreement; or, alternatively, a written consent executed by the stockholders of WNNI as required by Nevada law containing the foregoing approvals;

          (c) A certificate in which WNNI shall certify that the representations and warranties of WNNI set forth in Article II shall be true and correct in all material respects as of the Effective Time as and if made at and as of the Effective Time, and WNNI has performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time;

          (d) A legal opinion addressed to PVG from The Law Offices of Kevin Sherlock, based on customary reliance and subject to customary qualifications, to the effect that:

               (i) WNNI is a corporation validly existing and in good standing under the laws of the State of Nevada and is not required by the laws of any other jurisdiction to be qualified to do business as a foreign corporation in such jurisdiction.

               (ii) The authorized capital of WNNI consists of shares of capital stock, designated "common stock," having a par value of $0.001 per share, of which the number of shares indicated in such opinion are outstanding, all of which were duly and validly issued and are fully paid and non-assessable.

               (iii) WNNI has the corporate power to consummate the transactions on its part contemplated by this Agreement; WNNI has duly taken all requisite corporate action to authorize this Agreement and the Articles of Merger contemplated by Section 1.04; and this Agreement and such Articles of Merger have been duly executed and delivered by WNNI and constitute valid and binding obligations of WNNI enforceable against WNNI in accordance with their respective terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws from time to time in effect, and (b) general principles of equity and rights of specific performance.

               (iv) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not violate any provision of WNNI's Articles of Incorporation or Bylaws nor will they result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement or other obligation of any description of which such counsel has knowledge to which WNNI is a party or by which it is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator of which such counsel has knowledge, or any applicable law, rule, or regulation.

               (v) No actions are required to be taken in order to make the Merger effective which have not been taken on or prior to the delivery of such legal opinion except the delivery of the forms required for filing of the Articles of Merger contemplated in Section 1.04 to the Secretary of State of the State of Nevada and the Secretary of the State of Delaware.

               (vi) Such counsel has no knowledge of any suits, actions, claims, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against or affecting WNNI, its business, or its assets or any litigation affecting the right of WNNI to enter into or perform under this Agreement or the Articles of Merger contemplated in Section 1.04 in any court or before or by any federal, state, or other governmental department or agency or of the existence of any order, judgment, decree, or ruling of any court or governmental department or agency affecting its business or assets.

          (e) A certificate of good standing for WNNI issued within ten (10) days prior to the Closing Date by the Secretary of State of Nevada;

          (f) All other schedules, certificates, and other documents required by this Agreement or by law to be delivered by WNNI on or before Closing or the Effective Time; and

          (g) All of the books and records of WNNI.

     5.03 PVG'S OBLIGATIONS AT CLOSING. At or prior to the Closing, PVG shall deliver or cause to be delivered to WNNI, in form satisfactory to WNNI, the following:

          (a) A true copy of the minutes of the meeting of the Board of Directors of PVG approving this Agreement and Plan of Merger and the Merger, recommending the Agreement and Plan of Merger and Merger to the stockholders of PVG and authorizing PVG's execution, delivery and performance of this Agreement;

          (b) A true copy of the notice of stockholders meeting and proof of service thereof upon all PVG stockholders of record in accordance with Delaware law together with the minutes of the stockholder's meeting evidencing stockholder approval of the Plan of Merger and the execution, delivery and performance of this Agreement; or, alternatively, a unanimous written consent executed by all of the stockholders of PVG containing the foregoing approvals;

          (c) A certificate in which PVG shall certify that the representations and warranties of PVG set forth in Article III shall be true and correct in all material respects as of the Effective Time as and if made at and as of the Effective Time, and PVG has performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time;

          (d) A legal opinion addressed to WNNI from Squire, Sanders & Dempsey L.L.P., based on customary reliance and subject to customary qualifications, to the effect that:

               (i) PVG is a corporation validly existing and in good standing under the laws of the State of Delaware.

               (ii) PVG has the corporate power to consummate the transactions on its part contemplated by this Agreement; PVG has duly taken all requisite corporate action to authorize this Agreement and the Articles of Merger contemplated by Section 1.04; and this Agreement and such Articles of Merger have been duly executed and delivered by PVG and constitute valid and binding obligations of PVG.

               (iii) No actions are required to be taken in order to make the Merger effective which have not been taken on or prior to the delivery of such legal opinion except the delivery of the forms required for filing of the Articles of Merger contemplated in Section 1.04 to the Secretary of State of the State of Delaware and the Secretary of State of the State of Nevada.

          (e) A certificate of good standing for PVG issued within ten (10) days of the Closing Date by the Secretary of State of Delaware; and

          (f) All other schedules, certificates and other documents required by this Agreement or by law to be delivered by PVG on or before Closing or the Effective Time.

                                   ARTICLE VI
                        TERMINATION, AMENDMENT AND WAIVER

     6.01  TERMINATION.  This Agreement may be terminated prior to the Effective
Time:

          (a) by WNNI if there has been a material breach by PVG of any covenant or agreement of PVG set forth in this Agreement or in any other agreement or instrument delivered to WNNI, which breach has not been cured within thirty (30) days of the date on which written notice of such breach was first given to PVG or which is not reasonably anticipated to be cured by Closing;

          (b) by PVG if there has been a material breach by WNNI of any covenant or agreement of WNNI set forth in this Agreement or in any other agreement or instrument delivered to PVG, which breach has not been cured within thirty (30) days of the date on which written notice of such breach was first given to WNNI or which is not reasonably anticipated to be cured by Closing;

          (c) by WNNI if WNNI reasonably determines that the timely satisfaction of any condition set forth in Section 5.01 or 5.03 by the Closing has become impossible (other than as a result of any failure on the part of WNNI to comply with or perform any covenant or obligation of WNNI set forth in this Agreement);

          (d) by PVG if PVG reasonably determines that the timely satisfaction of any condition set forth in Section 5.01 or 5.02 by the Closing has become impossible (other than as a result of any failure of PVG to comply with or perform any covenant or obligation of PVG set forth in this Agreement);

          (e) by WNNI at or by the Closing if any condition set forth in Section
5.01 or 5.03 has not been satisfied (other than as a result of any failure on the part of WNNI to comply with or perform any covenant or obligation of WNNI set forth in this Agreement);

          (f) by PVG at or by the Closing if any  condition set forth in Section
5.01 or 5.02 has not been satisfied (other than as a result of any failure on the part of PVG to comply with or perform any covenant or obligation of PVG set forth in this Agreement); or

          (g) by the mutual consent of WNNI and PVG.

     6.02 TERMINATION PROCEDURES. If WNNI wishes to terminate this Agreement pursuant to Section 6.01(a), Section 6.01(c), Section 6.01(e), WNNI shall deliver to PVG a written notice stating that WNNI is terminating this Agreement and setting forth a brief description of the basis on which WNNI is terminating this Agreement. If PVG wishes to terminate this Agreement pursuant to Section 6.01(b), Section 6.01(d) or Section 6.01(f), PVG shall deliver to WNNI a written notice stating that PVG is terminating this Agreement and setting forth a brief description of the basis on which PVG is terminating this Agreement.

     6.03 EFFECT OF  TERMINATION.  If this  Agreement is terminated  pursuant to
Section 6.01, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither PVG nor WNNI shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement. If this Agreement is terminated pursuant to
Section 6.01 as a result of the inaccuracy of any representation or warranty of WNNI set forth in Article II or the inaccuracy of any representation or warranty of PVG set forth in Article III, the party making such inaccurate representation or warranty shall be subject to liability for the termination of this Agreement as a result thereof only if and to the extent that any Responsible Officer (as defined below) of such party had actual knowledge of such inaccuracy. For purposes hereof, "Responsible Officer" of any party shall mean the chairman of the board of directors, the chief executive officer, the chief operating officer, the chief financial officer, any executive vice president, the treasurer or the secretary of such party.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.01 BROKERAGE FEES. No party to this Agreement has consented to or authorized any broker or agent to act on its behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement. In the event any claim is made for a broker's or finder's fee in connection with the transactions contemplated hereunder, the party responsible for retaining or securing said broker or finder shall be solely responsible for the payment of any broker's or finder's fees incurred as a result thereof. Further, the responsible party or parties shall indemnify the other parties against any loss or liabilities by reason of such broker's or finder's fees.

     7.02 FURTHER ACTIONS. At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     7.03 SURVIVAL. Except as otherwise provided herein, the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Effective Time and any delivery of consideration at Closing or the Effective Time irrespective of any investigation made by or on behalf of any party.

     7.04 MODIFICATION. This Agreement and the related instruments and agreements hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by all of the parties hereto.

     7.05 NOTICES. All notices, elections, reports or other correspondence required or permitted hereunder shall be in writing and deemed to have been properly given or delivered when mailed by certified mail, return receipt requested, postage prepaid, delivered by overnight express courier, delivery fees prepaid, or transmitted by fax with receipt confirmed, to the party to whom directed at the below specified addresses:

     If to WNNI:       Mark Collantes, President
                       Winnernet Industries, Inc.
                       3510 N. Pine Grove, Suite 521
                       Chicago, Illinois 60657

     With a copy to:   Kevin Sherlock, Esq.
                       4042 N. Pontatoc Rd.
                       Tucson, Arizona 85718

     If to PVG:        Barry Chen, Chief Executive Officer
                       Pacific Vision Group
                       9540 Waples Street, Suite E
                       San Diego, California 92121

     With a copy to:   James L. Adler, Jr., Esq.
                       Squire, Sanders & Dempsey L.L.P.
                       40 N. Central Ave, Suite 2700
                       Phoenix, Arizona 85004

Any such notice shall be deemed given three days after deposit with the mail, one day following delivery thereof to an overnight express courier or upon confirmation of receipt when sent by fax. The address of a party may be changed in accordance with the notice provisions of this section.

     7.06 WAIVER. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver, or deprive that party, of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     7.07 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and in addition shall inure to the benefit of the Indemnitees and their respective successors, assigns, heirs, and personal representatives.

     7.08 NO THIRD-PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 7.07).

     7.09 SEVERABILITY AND REFORMATION. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances, in either case unless the result thereof would preclude the consummation in all material respects of the Merger contemplated by this Agreement and the associated transactions or result in an unjust modification of the balance of rights and obligations hereunder. To the extent provided in this section, a court having jurisdiction of a matter involving the interpretation of this Agreement shall be authorized to reform this Agreement to the minimum extent necessary to accomplish the objectives of this section.

     7.10 HEADINGS. The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     7.11 GOVERNING LAW. To the extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the state of Nevada, without giving effect to conflict of laws. To the maximum extent permitted by law and subject to the provisions of Section 7.14 hereof, any action or proceeding initiated by any party to this Agreement, any Indemnitee or any other person claiming rights under this Agreement shall be brought in an appropriate state or federal court in Las Vegas, Nevada, and any person claiming rights under this agreement consents to the jurisdiction and proper venue of such forum.

     7.12 SEPARATE COUNTERPARTS. This Agreement may be executed in several identical counterparts, each one of which shall be considered an original and all of which when taken together shall constitute but one instrument.

     7.13 INCORPORATION OF RECITALS, EXHIBITS AND SCHEDULES. All related instruments and agreements executed in connection herewith are incorporated herein by this reference and expressly made a part of this Agreement.

     7.14  ARBITRATION.   Except  in  cases  where  the  remedy  of  preliminary
injunction is reasonably sought by a party because of the irreparability and immediacy of the harm alleged to be caused or threatened, in the event there shall arise any dispute or claim in law or equity arising out of this Agreement or any breach thereof or any resulting transaction between the parties under this Agreement and if such dispute cannot be resolved through negotiation, the parties agree that such dispute shall be submitted to arbitration under the rules and regulations of the American Arbitration Association then obtaining. The arbitration shall be held in Las Vegas, Nevada, before a single arbitrator.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date of the day and year first above written.

                                        PACIFIC VISION GROUP, INC.,
                                        a Delaware corporation


June 13, 2000                           By: /s/ Barry Chen
                                            ------------------------------------
                                            Barry Chen, Chief Executive Officer


                                        WINNERNET INDUSTRIES, INC.,
                                        a Nevada corporation


June 13, 2000                           By: /s/ Mark Collantes
                                            ------------------------------------
                                            Mark Collantes, President

                                SCHEDULE 3.01(C)


                     China Eastern Pacific Vision Co., Ltd.


                                      -25-